Exhibit 10.1

SECOND AMENDED AND RESTATED
INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
This Amended and Restated Investment Advisory and Management Agreement (this “Agreement”) is made as of March 31, 2025 by and between Monroe Capital Corporation, a Maryland corporation (the “Company”), and Monroe Capital BDC Advisors, LLC, a Delaware limited liability company (the “Advisor”).
W I T N E S S E T H:
WHEREAS, the Company is a closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
WHEREAS, the Advisor is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);
WHEREAS, the Company and the Advisor are parties to the Investment Advisory and Management Agreement, dated October 22, 2012 and amended and restated November 4, 2019, by and between the Company and the Advisor (the “Prior Agreement”);
WHEREAS, the Company and the Advisor desire to enter into a new investment advisory and management agreement to replace the Prior Agreement, solely because the Advisor is simultaneously, with the entering into of this agreement, undergoing a change of control because affiliates of Wendel SE have acquired a majority of the outstanding equity interests in the Advisor; and
WHEREAS, the Company desires to continue to retain the Advisor to furnish investment advisory services to the Company, and the Advisor wishes to be retained to provide such services, on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:
1.Duties of Advisor.
(a)Employment of Advisor. The Company hereby employs the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), during the term hereof and upon the terms and conditions herein set forth, in accordance with:
(i)the investment objectives, policies and restrictions that are determined by the Board from time to time and disclosed to the Advisor, which objectives,

policies and restrictions, as of the date of effectiveness of this Agreement, are those set forth in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025;
(ii)the Investment Company Act and the Advisers Act, subject to the terms of any exemptive order applicable to the Company; and
(iii)all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws.
The Advisor hereby accepts such employment and agrees during the term hereof to render such services, subject to the payment of compensation provided for herein.
(b)Certain Services. Without limiting the generality of Section 1(a), the Advisor shall:
(i)determine the composition of the portfolio of the Company, the nature and timing of the changes thereto and the manner of implementing such changes;
(ii)determine the securities that the Company will purchase, retain, or sell;
(iii)identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on the Company’s prospective portfolio companies);
(iv)execute, close, service and monitor the Company’s investments; and
(v)provide the Company with such other investment advisory, management, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.
    The Advisor shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to incur debt financing, the Advisor shall arrange for such financing on the Company’s behalf, subject to the oversight and any required approval of the Board. If it is necessary for the Advisor to make investments on behalf of the Company through a special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.
(c)Sub-Advisers. Subject to the requirements of the Investment Company Act (including any approval by the vote of holders of a majority of outstanding voting securities of the Company required under Section 15(a) of the Investment Company Act), the Advisor is hereby authorized (but not required) to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Advisor may obtain the services of the Sub-Adviser(s) to assist the Advisor in providing the investment advisory services required to be provided by the Advisor under this Agreement. Specifically, the Advisor may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Advisor and the Board. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law. The Advisor, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser. Nothing in this subsection (c) will obligate the Advisor to pay any expenses that are the expenses of the Company under Section 2.
(d)Independent Contractors. The Advisor, and any Sub-Adviser, shall for all purposes herein each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
(e)Books and Records. The Advisor shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request; provided that the Advisor may retain a copy of such records.
2.Allocation of Costs and Expenses.
(a)Expenses Payable by Advisor. All investment professionals of the Advisor and/or its affiliates, when and to the extent engaged in providing investment advisory services required to be provided by the Advisor under this Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Advisor and/or its affiliates and not by the Company.
(b)Expenses Payable by the Company. Other than those expenses specifically assumed by the Advisor pursuant to Section 2(a), the Company shall bear all costs and expenses that are incurred in its operation, administration and transactions, including (without duplication) those relating to:
(i)organization and offering of the Company;
(ii)calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm);
(iii)fees and expenses incurred by the Advisor payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the

Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring its portfolio companies on an ongoing basis;
(iv)interest payable on debt, if any, incurred to finance the Company’s investments;
(v)offerings of the Company’s common stock and other securities;
(vi)investment advisory fees;
(vii)administration fees and expenses, if any, payable under the administration agreement (the “Administration Agreement”) between the Company and Monroe Capital Management Advisors, LLC (the “Administrator”) based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer, if any, and their respective staffs;
(viii)transfer agent, dividend agent and custodial fees and expenses;
(ix)federal and state registration fees;
(x)all costs of registration and listing of the Company’s shares on any securities exchange;
(xi)federal, state and local taxes;
(xii)independent directors’ fees and expenses;
(xiii)costs of preparing and filing reports or other documents required by the SEC or other regulators;
(xiv)costs of any reports, proxy statements or other notices to stockholders, including printing costs;
(xv)the Company’s allocable portion of any fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
(xvi)direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;
(xvii)proxy voting expenses; and
(xviii)all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business.
3.Compensation of Advisor. The Company agrees to pay, and the Advisor agrees to accept, as compensation for the services provided by the Advisor hereunder, a base management fee (the “Base Management Fee”) and an incentive fee consisting of two parts

(collectively, the “Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Advisor or to the Advisor’s designee as the Advisor may otherwise direct. To the extent permitted by applicable law, the Advisor may elect, or the Company may adopt a deferred compensation plan pursuant to which the Advisor may elect, to defer all or a portion of its fees hereunder for a specified period of time.
(a)Base Management Fee. The Base Management Fee shall be 1.75% per annum of the average value of the Company’s total assets (including assets purchased with borrowed amounts but excluding cash and cash equivalents) at the end of each of the two most recently completed calendar quarters; provided, however, the Base Management Fee shall be 1.00% per annum of the average value of the Company’s total assets (including assets purchased with borrowed amounts but excluding cash and cash equivalents) at the end of each of the two most recently completed calendar quarters that exceeds an amount equal to the product of (i) 200% and (ii) the Company’s average net asset value at the end of each of the two most recently completed calendar quarters. Base Management Fees shall be adjusted for any share issuances or repurchases during the calendar quarter, and Base Management Fees for any partial quarter shall be prorated based on the number of days in such quarter. For purposes of this Agreement, cash equivalents shall mean U.S. government securities and commercial paper instruments maturing within 365 days of the date of purchase of such instrument by the Company. Notwithstanding anything herein to the contrary, to the extent that the Advisor or an affiliate of the Advisor provides investment advisory, collateral management or other similar services to a subsidiary of the Company, the Base Management Fee shall be reduced by an amount equal to the product of (a) the total fees paid to the Advisor by such subsidiary for such services and (b) the percentage of such subsidiary’s total equity that is owned, directly or indirectly, by the Company.
(b)Incentive Fee. The Incentive Fee shall consist of two parts, as follows:
(i)The first part of the Incentive Fee (the “Income-Based Fee”) shall be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the calendar quarter. For purposes of this Agreement, pre-incentive fee net investment income for any given calendar quarter is calculated as (A) the sum of interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies, but excluding fees for providing managerial assistance) accrued by the Company during such calendar quarter, minus (B) the Company’s operating expenses for such quarter (including the Base Management Fee, any expenses payable under the Administration Agreement and any interest expense and dividends paid on any outstanding preferred stock, but excluding the Incentive Fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
        In calculating the Income-Based Fee for any given calendar quarter, the Company’s pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter (the “Rate of Return”), shall be compared to a hurdle rate of 2.0% per quarter (the “Hurdle Rate”). The Company shall pay the Advisor an Income-Based Fee with respect to the Company’s pre-incentive fee net investment income in each calendar quarter as follows:
(A)no Income-Based Fee in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the Hurdle Rate in such quarter;
(B)100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Rate but is less than 2.5% in such quarter; and
(C)20% of the Company’s pre-incentive fee net investment income, if any, that exceeds 2.5% in such quarter;
provided that, no Income-Based Fee will be payable except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the calendar quarter for which such fees are being calculated and the 11 preceding quarters exceeds the cumulative Incentive Fees accrued and/or paid pursuant to Section 3(b) hereof for such 11 preceding quarters. For the foregoing purposes, the “cumulative net increases in net assets resulting from operations” is the amount, if positive, of the sum of pre-incentive fee net investment income, Base Management Fee, realized gains and losses and unrealized appreciation and depreciation of the Company for the calendar quarter for which such fees are being calculated and the 11 preceding calendar quarters.
        Income-Based Fees shall be adjusted for any share issuances or repurchases during the calendar quarter, and Income-Based Fees for any period of less than three months shall be prorated based on the number of days in such period.
(ii)The second part of the Incentive Fee (the “Capital Gains Fee”) shall be calculated and payable in arrears at the end of each fiscal year (or, upon termination of this Agreement pursuant to Section 10, as of the termination date) based on the Company’s net capital gains, if any, on a cumulative basis from the company’s inception through the end of each fiscal year. For purposes of this Agreement, net capital gains are calculated by subtracting (A) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (B) the Company’s cumulative aggregate realized capital gains, if any. If such amount is positive at the end of the relevant calendar year, then the Capital Gains Fee for such year shall be equal to 20% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there shall be no Capital Gains Fee for such year. If this Agreement shall terminate as of a date that is not a calendar-year end, the termination date shall be treated as though it were a calendar-year end for purposes of calculating and paying a Capital Gains Fee. Any Capital Gains Fee for any partial year shall be prorated based on the number of days in such year.

(iii)For purposes of this Agreement:
(A)cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (1) the net sales price of each investment in the Company’s portfolio when sold and (2) the original cost of such investment;
(B)cumulative aggregate realized capital losses are calculated as the absolute value of the sum of the differences, if negative, between (1) the net sales price of each investment in the Company’s portfolio when sold and (2) the original cost of such investment; and
(C)aggregate unrealized capital depreciation is calculated as the absolute value of the sum of the differences, if negative, between (1) the valuation of each investment in the Company’s portfolio as of the end of the applicable calculation date and (2) the original cost of such investment.
4.Representations, Warranties and Covenants of Advisor. The Advisor represents and warrants that it is registered as an investment adviser under the Advisers Act. The Advisor agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments, including the Investment Company Act and the Advisers Act.
5.Excess Brokerage Commissions. The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.
6.Proxy Voting. The Advisor shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Advisor’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Advisor’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Advisor regarding proxy voting activities undertaken on behalf of the Company. The Advisor shall be responsible for reporting the Company’s proxy voting activities, as required, through periodic filings on Form N-PX.
7.Activities of Advisor. The services of the Advisor to the Company are not exclusive, and the Advisor and/or any of its affiliates may engage in any other business or render similar or different services to others, including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Advisor or any such affiliate to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Advisor shall be the only investment adviser for the Company, subject to the Advisor’s right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Advisor and its affiliates, as members, directors, managers, partners, officers, employees or otherwise, and that the Advisor and directors, officers, employees, partners, stockholders, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
8.Responsibility of Dual Directors, Officers and/or Employees. If any person who is a member, manager, partner, officer or employee of the Advisor or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such member, manager, partner, officer and/or employee of the Advisor or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a member, manager, partner, officer or employee of the Advisor or the Administrator or under the control or direction of the Advisor or the Administrator, even if paid by the Advisor or the Administrator.
9.Limitation of Liability of Advisor; Indemnification. The Advisor and its affiliates and its and its affiliates’ respective directors, officers, employees, members, managers, partners and stockholders (each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) shall not be liable to the Company or its subsidiaries or its and its subsidiaries’ respective directors, officers, employees, members, managers, partners or stockholders for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. The Company shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all claims or liabilities (including reasonable attorneys’ fees) and other expenses reasonably incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or in connection with the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the foregoing provisions of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the

Indemnified Parties against, or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of the Advisor’s duties and obligations under this Agreement or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).
10.Effectiveness, Duration and Termination.
(a)This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years after such date, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by:
(i)the vote of the Board, or by the vote of holders of a majority of the outstanding voting securities of the Company; and
(ii)the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party hereto, in accordance with the requirements of the Investment Company Act.
(b)This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (i) the vote of holders of a majority of the outstanding voting securities of the Company, (ii) the vote of the Board, or (iii) the Advisor.
(c)This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act); provided that nothing herein shall cause this Agreement to terminate upon or otherwise restrict a transaction that does not result in a change of actual control or management of the Advisor.
(d)The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Advisor and its representatives as and to the extent applicable.
11.Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto and the Indemnified Parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
12.Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by both parties hereto, and upon the consent of stockholders of the Company in conformity with the requirements of the Investment Company Act.
13.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties hereto unconditionally and irrevocably consent to the exclusive jurisdiction of the federal and state courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
14.No Waiver. The failure of either party hereto to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
15.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
16.Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
17.Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.
18.Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto at their respective principal executive office addresses.
19.Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings (including the Prior Agreement), both written and oral, between the parties hereto with respect to such subject matter.

20.Certain Matters of Construction.
(a)The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.
(b)Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.
(c)The word “including” shall mean including without limitation.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
MONROE CAPITAL CORPORATION

By:    /s/ Theodore L. Koenig
    Name:    Theodore L. Koenig
    Title:    President and Chief Executive Officer

MONROE CAPITAL BDC ADVISORS, LLC

By:    /s/ Theodore L. Koenig
    Name:  Theodore L. Koenig
    Title:    Manager

[Signature Page to Second Amended and Restated Investment Advisory Agreement]